Exhibit 1.1

Execution Version

DANAHER CORPORATION

€500,000,000 Floating Rate Senior Notes due 2028

€750,000,000 3.250% Senior Notes due 2030

€750,000,000 3.625% Senior Notes due 2034

€1,000,000,000 4.000% Senior Notes due 2038

UNDERWRITING AGREEMENT

April 22, 2026

Citigroup Global Markets Limited

Merrill Lynch International

Barclays Bank PLC

Deutsche Bank AG, London Branch

Goldman Sachs & Co. LLC

as Representatives of the several Underwriters

Ladies and Gentlemen:

Danaher Corporation, a Delaware corporation (the “Company”), confirms its agreement with each of the Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom Citigroup Global Markets Limited (“Citigroup”), Merrill Lynch International (“Merrill Lynch”), Barclays Bank PLC (“Barclays”), Deutsche Bank AG, London Branch (“Deutsche Bank”) and Goldman Sachs & Co. LLC (“Goldman”) are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of €500,000,000 aggregate principal amount of the Company’s Floating Rate Senior Notes due 2028 (the “Floating Rate Notes”), €750,000,000 aggregate principal amount of the Company’s 3.250% Senior Notes due 2030 (the “2030 Notes”), €750,000,000 aggregate principal amount of the Company’s 3.625% Senior Notes due 2034 (the “2034 Notes”) and €1,000,000,000 aggregate principal amount of the Company’s 4.000% Senior Notes due 2038 (the “2038 Notes” and, together with the Floating Rate Notes, the 2030 Notes and the 2034 Notes, the “Securities”). The Securities are to be issued pursuant to an indenture, dated as of December 11, 2007 (as amended to date, the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (as successor to The Bank of New York Trust Company, N.A.) (the “Trustee”), and a sixth supplemental indenture, dated as of April 29, 2026 (the “Sixth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The Company has entered into an Agreement and Plan of Merger, dated as of February 17, 2026 (as amended and supplemented and as the same may be amended and supplemented after the date hereof, the “Merger Agreement,” which term, as used herein, includes all exhibits, schedules and attachments thereto, in each case as amended or supplemented, if applicable), with Masimo Corporation (“Masimo”), pursuant to which the Company will acquire (the “Acquisition”) all of the outstanding shares of Masimo.

The Company understands that the Underwriters propose to make an offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). This Agreement, the Indenture and the Securities are referred to herein collectively as the “Transaction Documents.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-278426), including the related prospectus or prospectuses, which registration statement, filed on April 1, 2024, became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers the registration of the Securities under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Each preliminary prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act. Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration

Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the Applicable Time referred to in Section 1(a)(ii) hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations (“Rule 163”), and (D) as of the Applicable Time (as defined below), the Company was a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(ii) Registration Statement, Prospectus and Disclosure at Time of Sale. The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on April 1, 2024, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Securities made prior to the filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time, the Registration Statement complied and will comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time included on Schedule C-1 hereto and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer General Use Free Writing Prospectus(es) included on Schedule C-2 hereto or any individual Issuer Limited Use Free Writing Prospectus, in each case when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 5:45 p.m. (London time) on April 22, 2026.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedules C-1 and C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representatives as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b).

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and the 1939 Act and the 1939 Act Regulations, as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (c) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(v) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as disclosed in the footnotes to the unaudited financial statements. The supporting schedules, if any, present fairly in all material respects and in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the common stock, par value $0.01 per share, of the Company (the “Common Stock”) in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Merger Agreement and the Transaction Documents; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(viii) Capitalization. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(x) Authorization of the Indenture. At the Closing Time, the Indenture will have been duly qualified under the 1939 Act. The Base Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the 1939 Act and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). At the Closing Time, each of the Base Indenture and the Supplemental Indenture will have been duly authorized by the Company and when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xi) Authorization of the Securities. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xii) Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the General Disclosure Package and the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(xiii) Absence of Defaults and Conflicts. Neither the Company nor any of its Significant Subsidiaries (as defined below) is (i) in violation of its charter or by-laws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject (collectively, “Agreements and Instruments”) except, with respect to clause (ii), such defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of the Merger Agreement and the Transaction Documents and the consummation of the transactions contemplated therein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Merger Agreement and the Transaction Documents have been duly authorized by all necessary corporate action and do not and will not conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that are described in the General Disclosure Package or the Prospectus or would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (y) the provisions of the charter or by-laws of the Company or (z) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations, except, with respect to clause (z), any such violation as would not reasonably be expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Significant Subsidiaries. As used in this subsection and elsewhere in this Agreement, “Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X.

(xiv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Significant Subsidiaries, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the Merger Agreement and the transactions contemplated in the Transaction Documents or the performance by the Company of its obligations thereunder.

(xv) Absence of Manipulation. Neither the Company nor any of its subsidiaries has taken, nor will the Company or any of its subsidiaries take, directly or indirectly, any action which is intended to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by the Transaction Documents or for the due execution, delivery or performance of the Transaction Documents by the Company except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws, (ii) the qualification of the Indenture under the 1939 Act or (iii) such as would not reasonably be expected to result in a material adverse effect on the ability of the Company to perform its obligations under and consummate the Merger Agreement and the transactions contemplated by the Transaction Documents.

(xvii) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus will not be required, to register as, an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xviii) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of, or has incurred liability under, any applicable laws, rules or regulations concerning pollution or protection of the environment or natural resources, and (B) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any applicable laws, rules or regulations concerning pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials against the Company or any of its subsidiaries.

(xix) Accounting Controls and Disclosure Controls. The Company maintains a system of internal control over consolidated financial reporting (as such term is defined in Rule 13a-15(f) of the 1934 Act Regulations) that complies with the requirements of the 1934 Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The internal control over consolidated financial reporting of the Company is effective and the Company is not aware of any material weaknesses in its internal control over consolidated financial reporting. The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits pursuant to the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure. Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xx) Dividends from Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company; from making any other distribution on such subsidiary’s capital stock; or from repaying to the Company any loans or advances to such subsidiary from the Company, in each case except as described in or contemplated by the Prospectus or as would not reasonably be expected to have a Material Adverse Effect.

(xxi) ERISA. Each of the Company and its subsidiaries have fulfilled their obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations other than such non-compliance that would not reasonably be expected to have a Material Adverse Effect.

(xxii) Foreign Corrupt Practices Act. Each of the Company and its subsidiaries and, to the knowledge of the Company, their respective directors, officers and employees and all third parties authorized to act on their respective behalf complies and have complied with all applicable anti-corruption laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, the UK Bribery Act 2010, as amended, and any other applicable laws or regulations implementing the OECD Convention on Bribery of Foreign Officials in International Business Transactions (collectively, “Anti-Corruption Laws”), in each case, in all material respects. The Company and its subsidiaries have instituted and maintain, and will continue to maintain, policies and procedures designed to promote and ensure continued compliance with all applicable Anti-Corruption Laws.

(xxiii) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of the United Kingdom, the European Union and all applicable jurisdictions in which the Company operates and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in such jurisdictions.

(xxiv) Sanctions. None of the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, or employee of the Company or of any of its subsidiaries is currently the target of any sanctions or trade embargoes enforced, administered or imposed by the U.S. Government, including, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury or any relevant sanctions imposed by any other governmental body to which the Company or any of its subsidiaries is subject (collectively, “Sanctions”). Except to the extent licensed by OFAC or the U.S. Department of State or otherwise permitted under applicable law, the Company will not knowingly use, directly or indirectly, the proceeds of the offering or knowingly lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other person (i) for the purpose of financing the activities of any person that, to the Company’s knowledge at the time of such financing, is the target of any Sanctions or is located, organized or resident in a country or territory that is the subject of Sanctions (currently, Cuba, Iran, North Korea, Venezuela, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine) (each, a “Sanctioned Country”) or (ii) in any other manner that the Company knows will result in a violation of applicable Sanctions by the Company, any of its subsidiaries or any Underwriter. Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions, except to the extent licensed by OFAC or the U.S. Department of State or otherwise permitted under applicable law. None of the representations and warranties made in this Section 1(a)(xxv) shall be sought by or made to any Underwriter if and to the extent it would result in a violation of or conflict with (i) Council Regulation (EC) No. 2271/1996 of 22 November 1996, as amended from time to time (the “EU Blocking Regulation”), (ii) with regard to Citigroup and Deutsche Bank, Section 7 of the German Foreign Trade and Payments Ordinance (Außenwirtschaftsverordnung) (in connection with Section 4 Paragraph 1 No.3 of the German Foreign Trade and Payments Act (Außenwirtschaftsgesetz)), or (iii) any applicable national law or regulation implementing such EU Blocking Regulation in any member state of the European Union or any similar national blocking or anti-boycott law in the European Union or the United Kingdom.

(xxv) Cybersecurity. (A) To the Company’s knowledge, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including, as applicable, the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), except in each case as would not reasonably expected to, individually or in the aggregate, have a Material Adverse Effect; and (B) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent in all material respects with industry standards and practices and applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(xxvi) Taxes. The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure to so file would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect); and the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for (i) tax contingencies described in the Registration Statement, (ii) any such taxes, assessments, fines or penalties currently being contested in good faith and for which adequate reserves have been recorded in accordance with GAAP or (iii) as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(xxvii) To the knowledge of the Company, all representations and warranties made by Masimo in the Merger Agreement are true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” (as defined in the Merger Agreement) or similar limitation as set forth therein), except in each case where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, assuming the consummation of the transactions contemplated by the Merger Agreement.

(xxviii) The Merger Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xxix) To the knowledge of the Company, Masimo was not, as of the date of the Merger Agreement, and is not, as of the date hereof, in default or breach, and no event has occurred that, with notice or lapse or time or both, would constitute such default or breach, of the due performance or observance of any term, agreement, covenant or condition contained in the Merger Agreement, in each case except to the extent that such default or breach would not reasonably be expected to have a material adverse effect on the ability of Masimo to consummate the Acquisition.

(xxx) To the knowledge of the Company, no event or condition has occurred or exists that has terminated or would permit termination of the Merger Agreement and no change in the terms of the Acquisition or the Merger Agreement has occurred which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, assuming the consummation of the transactions contemplated by the Merger Agreement.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the prices set forth in Schedule B, the aggregate principal amount of each series of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of a series of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

(b) Payment. Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York 10020, United States, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 a.m. (London time) on April 29, 2026 (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be registered in the name of a nominee of Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”). Payment for the Securities shall be made by or on behalf of the Underwriters in immediately available funds through a common depositary for the account of the Company, against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them, with any transfer taxes payable in connection with the sale of the Securities to be paid by the Company. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

Merrill Lynch or such other Underwriter as the Underwriters may agree to settle the Securities (the “Settlement Bank”) acknowledges that the Securities will initially be credited to an account (the “Commissionaire Account”) for the benefit of the Settlement Bank the terms of which include a third-party beneficiary clause (‘stipulation pour autrui’) with the Company as the third-party beneficiary and provide that such Securities are to be delivered to others only against payment of the purchase price for the Securities into the Commissionaire Account on a delivery against payment basis. The Settlement Bank acknowledges that (i) the Securities shall be held to the order of the Company as set out above and (ii) the purchase price for the Securities received in the Commissionaire Account will be held on behalf of the Company until such time as the Securities are transferred to the Company’s order. The Settlement Bank undertakes to transfer the purchase price for the Securities to the Company’s order promptly following receipt of such monies in the Commissionaire Account. The Company acknowledges and accepts the benefit of the third-party beneficiary clause (‘stipulation pour autrui’) pursuant to the Belgian and/or Luxembourg Civil Code, as applicable, in respect of the Commissionaire Account.

(c) Denominations; Registration. The Securities shall be in such denominations (€100,000 and integral multiples of €1,000 in excess thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. The Securities, which may be in temporary form, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 a.m. (London time) on the business day prior to the Closing Time.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, they will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay any required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Filing of Amendments and 1934 Act Documents. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver upon request to the Representatives and counsel for the Underwriters, without charge, signed copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives upon request, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply in all material respects with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may reasonably request.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it or the Company from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(j) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus, including any customary term sheets, consented to by the Representatives or by the Company and the Representatives, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(k) NYSE Listing. The Company will use commercially reasonable efforts to list, subject to notice of issuance if applicable, each series of Securities on the New York Stock Exchange (“NYSE”) for trading on such exchange as promptly as practicable after the date hereof.

SECTION 4. Payment of Expenses.

(a) The Company covenants and agrees with the several Underwriters that the Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities, if any, to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (ix) all expenses and application fees in connection with the listing of the Securities on the NYSE, (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of air travel and other transportation in connection with the road show and (xi) any fees and expenses incurred in connection with the rating of the Securities. It is understood, however, that, except as provided in this Section, Section 4(b) and Section 7 hereof, each Underwriter will pay the portion of its own costs and expenses, including the fees and disbursements of the counsel for the Underwriters, represented by such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company covenants and agrees to reimburse the Underwriters for all of their reasonable documented out-of-pocket expenses, including the reasonable documented out-of-pocket fees and disbursements of counsel for the Underwriters. Notwithstanding anything to the contrary herein, each Underwriter agrees, at its own expense, to pay the portion of expenses not reimbursed by the Company pursuant to this Section 4(b) represented by such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinions of Counsel for the Company. At the Closing Time, the Representatives shall have received (i) the favorable opinion, dated as of the Closing Time, of Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Company, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Latham & Watkins LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance reasonably satisfactory to the Representatives.

(d) Officers’ Certificate of the Company. At the Closing Time, there shall not have been, since the date hereof, since the Applicable Time or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, or business of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(e) Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) Maintenance of Rating. Since the date of this Agreement, (i) there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company’s other debt securities or securities guaranteed by the Company below Baa1 by Moody’s Investors Service Inc. or BBB+ by S&P Global Ratings, a division of S&P Global, Inc., each a “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the 1934 Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review for possible downgrade its rating of the Securities or any of the Company’s other debt securities or debt securities guaranteed by the Company below Baa1 or BBB+.

(h) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(i) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in

Section 4 and except that Sections 1, 7, 8, 9, 17, 19, 20 and 21 shall survive any such termination and remain in full force and effect.

SECTION 6. Stabilization. The Company hereby authorizes Merrill Lynch in its role as stabilizing manager (the “Stabilizing Manager”) as the central point responsible for adequate public disclosure regarding stabilization of the information required in relation to such stabilization and handling any competent authority requests by Commission Delegated Regulation (EU) 2016/1052 of 8 March 2016 supplementing Regulation (EU) No 596/2014 on market abuse, as amended or superseded. The Stabilizing Manager for its own account may, to the extent permitted by applicable laws and directives, over-allot or effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail, but in doing so the Stabilizing Manager shall act as principal and not as agent of the Company and any loss resulting from overallotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilizing Manager. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the Securities is made, and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the issue of the Securities and 60 days after the date of the allotment of the Securities. Nothing contained in this paragraph shall be construed so as to require the Company to issue in excess of the aggregate principal amount of Securities specified in Schedule A hereto. Such stabilization action or over-allotment must be conducted by the Stabilizing Manager in accordance with all applicable laws and rules.

SECTION 7. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents, directors, executive officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of Company, Directors and Officers. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the General Disclosure Package and the Prospectus furnished on behalf of each Underwriter: (a) the second through fourth sentences of the third paragraph of text under the caption “Underwriting”; (b) the sixth sentence of the fifth paragraph of text under the caption “Underwriting”; and (c) the eighth, ninth and tenth paragraphs of text under the caption “Underwriting.”

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any claim or action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could reasonably be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, in accordance with this Section 7, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates, selling agents, directors and executive officers shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 9. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company, and (ii) delivery of and payment for the Securities.

SECTION 10. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings or business of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or Europe, or (v) if a banking moratorium has been declared by either U.S. federal, New York or European Union authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8, 9, 17, 19, 20 and 21 shall survive such termination and remain in full force and effect.

SECTION 11. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder and arrangements for the purchase of the Defaulted Securities that are satisfactory to the Company cannot be made, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

SECTION 12. Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure.

SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Citigroup at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, Fax No.: +44 20 7986 1927, Attention: Syndicate Desk, Merrill Lynch at 2 King Edward Street, London EC1A 1HQ, United Kingdom, Attention: Syndicate Desk, Telephone: +44 (0) 207 995 3966, Barclays at 1 Churchill Place, London E14 5HP, United Kingdom, Telephone: +44 (0) 20 7773 9098, Email: LeadManagedBondNotices@barclayscorp.com, Attention: Debt Syndicate, Deutsche Bank at 21 Moorfields, London EC2Y 9DB, United Kingdom, Telephone: +44 207 545 4361, Attention: DCM Debt Syndicate and Goldman at 200 West Street, New York, New York 10282-2198, Attention: Registration Department, Email: registration-syndops@ny.email.gs.com.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

SECTION 14. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this

Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this Section 14:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 15. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 17. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 19. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20. Waiver of Right to Trial by Jury. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 21. Submission to Jurisdiction. The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement. The Company irrevocably waives, to the full extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the full extent permitted by law, such immunity in respect of any such suit, action or proceeding. The Company waives, to the full extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto.

SECTION 22. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties to this Agreement agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the purchasers could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person of such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, such Underwriter or controlling person of such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person of such Underwriter hereunder.

SECTION 23. Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understandings between any Underwriter and the Company, each of the parties to this Agreement accepts and agrees that a BRRD Liability (as defined below) arising under this Agreement may be subject to the exercise of Bail-in Powers (as defined below) by the Relevant Resolution Authority (as defined below), and acknowledges, accepts and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the relevant Underwriter to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion of the BRRD Liability or outstanding amounts due thereon;

(ii)

the conversion of all, or a portion of, the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person (and the issue to or conferral on the Company of such shares, securities or obligations);

(iii)	the cancellation of the BRRD Liability;

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of the Bail-In Powers by the Relevant Resolution Authority.

(c) For the purpose of this Section 23:

(i)

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

(ii)	“Bail-in Powers” means any Write Down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

(iii)	“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or superseded.

(iv)	“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

(v)

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/.

(vi)	“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Underwriter.

SECTION 24. Co-Manufacturer Agreement.

(a) Solely for the purposes of the requirements of Article 9(8) of the MiFID II Product Governance Rules under EU Delegated Directive 2017/593, as amended or superseded (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(i) each of the Representatives (each a “Manufacturer” and together the “Manufacturers”) acknowledges to each other Manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in any preliminary prospectus and the Prospectus or any such amendment or supplement, in connection with the Securities; and

(ii) each of the Underwriters and the Companies notes the application of the Product Governance Rules and acknowledges the target market and distribution channels identified as applying to the Securities by the Manufacturers and the related information set out in any preliminary prospectus and the Prospectus or any such amendment or supplement, in connection with the Securities.

(b) Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules, (i) Citigroup, Merrill Lynch, Barclays and Deutsche Bank (the “UK Manufacturer”) acknowledges that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Pricing Disclosure Package in connection with the Securities; and (ii) the Company and the Underwriters (other than the UK Manufacturer) note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK Manufacturer and the related information set out in the Pricing Disclosure Package in connection with the Securities.

SECTION 25. Agreement Among Managers.

(a) As between the several Underwriters, the execution of this Agreement by all parties hereto will constitute acceptance by each Underwriter of the ICMA Agreement Among Managers New York Version 1 subject to any amendment notified to such Underwriter in writing at any time prior to the execution of this Agreement. References to the “Managers” shall be deemed to refer to the Underwriters, references to the “Lead Manager” shall be deemed to refer to Citigroup, Barclays, Deutsche Bank and Goldman, and references to “Settlement Lead Manager” shall be deemed to refer to Merrill Lynch.

(b) As applicable to the Underwriters, Clause 3 of the ICMA Agreement Among Managers New York Version 1 shall be deemed to be deleted in its entirety and replaced with Section 11 of this Agreement. For purposes of Section 11 of this Agreement, the Floating Rate Notes, the 2030 Notes, the 2034 Notes and the 2038 Notes shall each be treated as separate series of Securities, and Section 11 of this Agreement shall apply to each series of Securities as if this Agreement applied solely to such series.

SECTION 26. Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed Agreement by one party to the other may be made by facsimile, electronic mail or other transmission method as permitted by applicable law, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand.

SECTION 27. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 28. Contractual Acknowledgement of UK Bail-in Powers. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understandings between the parties hereto, each of the parties acknowledges and accepts that any UK Bail-in Liability (as defined below) arising under this Agreement may be subject to the exercise of UK Bail-in Powers (as defined below) by the Relevant UK Resolution Authority (as defined below), and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of UK Bail-in Powers by the Relevant UK Resolution Authority in relation to any UK Bail-in Liability of Citigroup, Merrill Lynch and Barclays (the “Relevant UK BBRD Party”) to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon; (ii) the conversion of all, or a portion of, the UK Bail-in Liability into shares, other securities or other obligations of the Relevant UK BRRD Party or another person, and the issue to or conferral on the other parties to this Agreement of such shares, securities or obligations; (iii) the cancellation of the UK Bail-in Liability; and (iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant UK Resolution Authority, to give effect to the exercise of UK Bail-in Powers by the Relevant UK Resolution Authority.

(c) As used in this Section 28:

(i) “Relevant UK Resolution Authority” means the resolution authority with the ability to exercise any UK Bail-in Powers in relation to the relevant Underwriter;

(ii) “UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009, as amended, and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

(iii) “UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised; and

(iv) “UK Bail-in Powers” means any powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

DANAHER CORPORATION

By:	/s/ Frank T. McFaden
Name: Frank T. McFaden
Title: Vice President and Treasurer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

CITIGROUP GLOBAL MARKETS LIMITED
MERRILL LYNCH INTERNATIONAL
BARCLAYS BANK PLC
DEUTSCHE BANK AG, LONDON BRANCH
GOLDMAN SACHS & CO. LLC
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.
BANCO SANTANDER, S.A.
HSBC BANK PLC
LLOYDS SECURITIES INC.
STANDARD CHARTERED BANK

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Paula Clarke
Name: Paula Clarke
Title: Delegated Signatory

MERRILL LYNCH INTERNATIONAL

By:	/s/ Angus Reynolds
Name: Angus Reynolds
Title: Managing Director

BARCLAYS BANK PLC

By:	/s/ Lynda Fleming
Name: Lynda Fleming
Title: Authorised Signatory

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Ritu Ketkar
Name: Ritu Ketkar
Title: Managing Director

By:	/s/ Helene Jolly
Name: Helene Jolly
Title: Managing Director

[Signature Page to Underwriting Agreement]

GOLDMAN SACHS & CO. LLC

By:	/s/ Karim Saleh
Name: Karim Saleh
Title: Managing Director

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ Marco Dillmann
Name: Marco Dillmann
Title: DCM Bond Origination

By:	/s/ Alvaro Solis
Name: Alvaro Solis
Title: DCM Bond Origination

BANCO SANTANDER, S.A.

By:	/s/ Matthias d’Haene
Name: Matthias d’Haene
Title: Executive Director DCM

By:	/s/ Alexis Rohr
Name: Alexis Rohr
Title: VP DCM

HSBC BANK PLC

By:	/s/ Paul Phelps
Name: Paul Phelps
Title: Authorised Signatory

LLOYDS SECURITIES INC.

By:	/s/ Ryan Grady
Name: Ryan Grady
Title: Managing Director

STANDARD CHARTERED BANK

[Signature Page to Underwriting Agreement]

By:	/s/ Patrick Dupont-Liot
Name: Patrick Dupont-Liot
Title: Managing Director, Debt Capital Markets

[Signature Page to Underwriting Agreement]

SCHEDULE A

Name of Underwriter	Principal Amount of Floating Rate Notes	Principal Amount of 2030 Notes	Principal Amount of 2034 Notes	Principal Amount of 2038 Notes
Citigroup Global Markets Limited	€130,000,000	€195,000,000	€195,000,000	€260,000,000
Merrill Lynch International	€70,000,000	€105,000,000	€105,000,000	€140,000,000
Barclays Bank PLC	€70,000,000	€105,000,000	€105,000,000	€140,000,000
Deutsche Bank AG, London Branch	€70,000,000	€105,000,000	€105,000,000	€140,000,000
Goldman Sachs & Co. LLC	€70,000,000	€105,000,000	€105,000,000	€140,000,000
Banco Bilbao Vizcaya Argentaria, S.A.	€18,000,000	€27,000,000	€27,000,000	€36,000,000
Banco Santander, S.A.	€18,000,000	€27,000,000	€27,000,000	€36,000,000
HSBC Bank plc	€18,000,000	€27,000,000	€27,000,000	€36,000,000
Lloyds Securities Inc.	€18,000,000	€27,000,000	€27,000,000	€36,000,000
Standard Chartered Bank	€18,000,000	€27,000,000	€27,000,000	€36,000,000
Total	€500,000,000	€750,000,000	€750,000,000	€1,000,000,000

A-1

SCHEDULE B

DANAHER CORPORATION

€500,000,000 Floating Rate Senior Notes due 2028

1.	The initial offering price of the Floating Rate Notes shall be 100.000% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

2.	The purchase price to be paid by the Underwriters for the Floating Rate Notes shall be 99.800% of the principal amount thereof.

€750,000,000 3.250% Senior Notes due 2030

1.	The initial offering price of the 2030 Notes shall be 99.934% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

2.	The purchase price to be paid by the Underwriters for the 2030 Notes shall be 99.559% of the principal amount thereof.

€750,000,000 3.625% Senior Notes due 2034

1.	The initial offering price of the 2034 Notes shall be 99.918% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

2.	The purchase price to be paid by the Underwriters for the 2034 Notes shall be 99.458% of the principal amount thereof.

€1,000,000,000    4.000% Senior Notes due 2038

1.	The initial offering price of the 2038 Notes shall be 99.953% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

2.	The purchase price to be paid by the Underwriters for the 2038 Notes shall be 99.478% of the principal amount thereof.

B-1

SCHEDULE C-1

Issuer General Use Free Writing Prospectuses

Included in the General Disclosure Package

1.	Pricing Term Sheet, dated April 22, 2026, relating to the Securities, as filed pursuant to Rule 433 under the Securities Act and attached to this Agreement as Schedule D.

SCHEDULE C-2

Issuer General Use Free Writing Prospectuses

Not Included in the General Disclosure Package

1.	Investor Presentation, dated April 22, 2026.

C-1

SCHEDULE D

Filed pursuant to Rule 433

Registration Statement No. 333-278426

April 1, 2024

Relating to

Preliminary Prospectus Supplement dated April 22, 2026 to

Prospectus dated April 1, 2024

DANAHER CORPORATION

€500,000,000 Floating Rate Senior Notes due 2028 (the “Floating Rate Notes”)

€750,000,000 3.250% Senior Notes due 2030 (the “2030 Notes”)

€750,000,000 3.625% Senior Notes due 2034 (the “2034 Notes”)

€1,000,000,000 4.000% Senior Notes due 2038 (the “2038 Notes” and, together with the 2030 Notes and 2034 Notes, the “Fixed Rate Notes” and, together with the Floating Rate Notes, the “Notes”)

Pricing Term Sheet

Floating Rate Notes

Issuer:	Danaher Corporation

Aggregate Principal Amount Offered:	€500,000,000 of Floating Rate Senior Notes Due 2028

Type of Offering:	SEC registered (No. 333-278426)

Trade Date:	April 22, 2026

Settlement Date (T+5):

April 29, 2026

We expect delivery of the Floating Rate Notes will be made against payment therefor on or about April 29, 2026, which is the fifth business day following the date hereof (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Floating Rate Notes on any date prior to one business day before delivery will be required, by virtue of the fact that the Floating Rate Notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement.

Maturity Date:	April 29, 2028

Coupon (Interest Rate):	3-month EURIBOR plus 0.380% per annum

Minimum Interest Rate:	0.000%

Price to Public (Issue Price):	100.000% of principal amount

Interest Payment Dates:	Quarterly in arrears on January 29, April 29, July 29 and October 29, beginning on July 29, 2026

Day Count Convention:	ACTUAL/360 (ICMA), following, unadjusted

Currency of Payment:	Euro

Optional Redemption:	Except as provided under “Description of Notes—Redemption Upon Changes in Withholding Taxes,” the Floating Rate Notes will not be redeemable prior to maturity.

Change of Control Triggering Event:	If a change of control triggering event occurs, unless the Issuer has exercised its right to redeem the Floating Rate Notes, it will be required to make an offer to repurchase the Floating Rate Notes at a purchase price equal to 101% of the principal amount of the Floating Rate Notes, plus accrued and unpaid interest, if any, on such Floating Rate Notes to the date of repurchase.

Form/Clearing System:	The Floating Rate Notes will be issued only in registered, book-entry form. There will be a global Note representing the Floating Rate Notes deposited with a common depositary for Euroclear and Clearstream.

Listing:	Application will be made to have the Floating Rate Notes listed on the New York Stock Exchange.

Common Code / ISIN:	335208234 / XS3352082344

Denominations:	Minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof

Stabilization:	Stabilization/FCA

Ratings*:	A2 / A- (Moody’s / S&P)

Expected Long-term Debt Ratings*+:	A2 / A- (Moody’s / S&P)

Joint Book-Running Managers:	Citigroup Global Markets Limited Merrill Lynch International Barclays Bank PLC Deutsche Bank AG, London Branch Goldman Sachs & Co. LLC

Banco Bilbao Vizcaya Argentaria, S.A. Banco Santander, S.A. HSBC Bank plc Lloyds Securities Inc. Standard Chartered Bank

Fixed Rate Notes

Issuer:	Danaher Corporation

Aggregate Principal Amount Offered:	€750,000,000 of 3.250% Senior Notes Due 2030 €750,000,000 of 3.625% Senior Notes Due 2034 €1,000,000,000 of 4.000% Senior Notes Due 2038

Type of Offering:	SEC registered (No. 333-278426)

Trade Date:	April 22, 2026

Settlement Date (T+5):

April 29, 2026

We expect delivery of the Fixed Rate Notes will be made against payment therefor on or about April 29, 2026, which is the fifth business day following the date hereof (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Fixed Rate Notes on any date prior to one business day before delivery will be required, by virtue of the fact that the Fixed Rate Notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement.

Maturity Date:	April 29, 2030 for the 2030 Notes April 29, 2034 for the 2034 Notes April 29, 2038 for the 2038 Notes

Coupon (Interest Rate):	3.250% per annum for the 2030 Notes 3.625% per annum for the 2034 Notes

4.000% per annum for the 2038 Notes

Price to Public (Issue Price):	99.934% of principal amount for the 2030 Notes 99.918% of principal amount for the 2034 Notes 99.953% of principal amount for the 2038 Notes

Yield to Maturity:	3.268% for the 2030 Notes 3.637% for the 2034 Notes 4.005% for the 2038 Notes

Spread to Benchmark German Government Security:	63.300 bps for the 2030 Notes 75.300 bps for the 2034 Notes 94.700 bps for the 2038 Notes

Benchmark German Government Security:	OBL 2.400% due April 18, 2030 for the 2030 Notes DBR 2.200% due February 15, 2034 for the 2034 Notes DBR 4.000% due January 4, 2037 for the 2038 Notes

Benchmark German Government Security Price/Yield:	99.120% / 2.635% for the 2030 Notes 95.270% / 2.884% for the 2034 Notes 108.470% / 3.058% for the 2038 Notes

Mid-Swap Yield:	2.768% for the 2030 Notes 2.937% for the 2034 Notes 3.105% for the 2038 Notes

Spread to Mid-Swap:	+50 bps for the 2030 Notes +70 bps for the 2034 Notes +90 bps for the 2038 Notes

Interest Payment Dates:

Annually in arrears on April 29, beginning on April 29, 2027 for the 2030 Notes

Annually in arrears on April 29, beginning on April 29, 2027 for the 2034 Notes

Annually in arrears on April 29, beginning on April 29, 2027 for the 2038 Notes

Day Count Convention:	ACTUAL/ACTUAL (ICMA), following, unadjusted

Currency of Payment:	Euro

Special Mandatory Redemption:	If (i) the Company does not consummate the proposed acquisition (the “Masimo Acquisition”) of Masimo Corporation on or prior to November 16, 2026 (or such later date to which the Agreement and Plan of Merger setting forth the terms of the Masimo Acquisition as in effect on the closing date of this offering (the “Merger Agreement”) may be extended in accordance with its terms), (ii) the Merger Agreement is terminated prior to such date, or (iii) the Company otherwise notifies the trustee of the Notes that it will not pursue the consummation of the Masimo Acquisition, the Company will be required to redeem, in whole and not in part, the Fixed Rate Notes on the special mandatory redemption date at a redemption price equal to 101% of the aggregate principal amount of the Fixed Rate Notes outstanding, plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or duly provided for, whichever is later, to, but excluding, the special mandatory redemption date. See “Description of Notes—Special Mandatory Redemption” in the Preliminary Prospectus Supplement.

Optional Redemption:

At any time and from time to time prior to the applicable Par Call Date for each series of the Fixed Rate Notes, the Issuer will have the right, at its option, to redeem such series of the Fixed Rate Notes, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the Fixed Rate Notes to be redeemed, and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) on such Fixed Rate Notes to be redeemed (not including any portion of the payments of interest that will be accrued and unpaid to and including the date of redemption) discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below) plus 10 basis points in the case of the 2030 Notes, 15 basis points in the case of the 2034 Notes and 15 basis points in the case of the 2038 Notes, plus, in each case, accrued and unpaid interest, if any, on the principal amount being redeemed to, but excluding, the date of redemption.

On or after the applicable Par Call Date for each series of the Fixed Rate Notes, the Issuer will have the right, at its option, to redeem each such series of the Fixed Rate Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such Fixed Rate Notes to be redeemed, plus accrued and unpaid interest, if any, on the principal amount being redeemed to the date of redemption.

“Comparable Government Bond Rate” means, with respect to any redemption date, the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the series of such Fixed Rate Notes to be redeemed, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by the Issuer.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Issuer, a German government bond whose maturity is closest to the remaining term of the series of the Fixed Rate Notes to be redeemed (assuming that the Fixed Rate Notes to be redeemed matured on the applicable Par Call Date for such series of the Fixed Rate Notes), or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Issuer, determine to be appropriate for determining the Comparable Government Bond Rate.

“Par Call Date” means, in the case of the 2030 Notes, March 29, 2030 (one month prior to maturity), in the case of the 2034 Notes, January 29, 2034 (three months prior to maturity) and in the case of the 2038 Notes, January 29, 2038 (three months prior to maturity).

“Remaining Scheduled Payments” means, with respect to each series of the Fixed Rate Notes to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date (assuming that such Fixed Rate Note matured on its applicable Par Call Date for such series of the Fixed Rate Notes) but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such series of the Fixed Rate Notes, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

Change of Control Triggering Event:	If a change of control triggering event occurs, unless the Issuer has exercised its right to redeem a series of the Fixed Rate Notes, it will be required to make an offer to repurchase each series of the Fixed Rate Notes at a purchase price equal to 101% of the principal amount of the Fixed Rate Notes of such series, plus accrued and unpaid interest, if any, on such Fixed Rate Notes to the date of repurchase.

Form/Clearing System:	Each series of the Fixed Rate Notes will be issued only in registered, book-entry form. There will be a global Note representing each series of the Fixed Rate Notes deposited with a common depositary for Euroclear and Clearstream.

Listing:	Application will be made to have each series of the Fixed Rate Notes listed on the New York Stock Exchange.

Common Code / ISIN:	335208293 / XS3352082930 for the 2030 Notes 335208340 / XS3352083409 for the 2034 Notes 335208480 / XS3352084803 for the 2038 Notes

Denominations:	Minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof

Stabilization:	Stabilization/FCA

Ratings*:	A2 / A- (Moody’s / S&P) for the 2030 Notes A2 / A- (Moody’s / S&P) for the 2034 Notes A2 / A- (Moody’s / S&P) for the 2038 Notes

Expected Long-term Debt Ratings*+:	A2 / A- (Moody’s / S&P) for the 2030 Notes A2 / A- (Moody’s / S&P) for the 2034 Notes A2 / A- (Moody’s / S&P) for the 2038 Notes

Joint Book-Running Managers:	Citigroup Global Markets Limited Merrill Lynch International Barclays Bank PLC Deutsche Bank AG, London Branch Goldman Sachs & Co. LLC

Banco Bilbao Vizcaya Argentaria, S.A. Banco Santander, S.A. HSBC Bank plc Lloyds Securities Inc. Standard Chartered Bank

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
+	Reflect anticipated securities ratings following completion of the Masimo Acquisition (as defined in the Preliminary Prospectus Supplement). See “Risk Factors—Risks Related to

the Notes— From time to time our outstanding debt has increased significantly as a result of acquisitions, and we may incur additional debt in the future. Our existing and future indebtedness may limit our operations and our use of our cash flow and negatively impact our credit ratings; and any failure to comply with the covenants that apply to our indebtedness could adversely affect our liquidity and financial statements.” in the Preliminary Prospectus Supplement for more information.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Limited, at +1-800-831-9146, Merrill Lynch International, at +1-800-294-1322, Barclays Bank PLC, at +1-888-603-5847, Deutsche Bank AG, London Branch, at +1-800-503-4611, or Goldman Sachs & Co. LLC, at +1-866-471-2526.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS

The Notes offered are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive 2016/97/EU, as amended (the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No. 1286/2014, as amended (“PRIIPs Regulation”), for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

MiFID II product governance / Professional investors and ECPs only target market: Solely for the purposes of the product approval process of each of the representatives (each a “Manufacturer”), the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended or superseded) (“MiFID II”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the Manufacturers’ target market assessment; however, and without prejudice to our obligations in accordance with MiFID II, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the Manufacturers’ target market assessment) and determining appropriate distribution channels.

PROHIBITION OF SALES TO UK RETAIL INVESTORS

The Notes offered are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018. Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the Notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

UK MIFIR product governance / Professional investors and ECPs only target market – Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

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